Exhibit 3.1

Second Amended and Restated Certificate of Incorporation
of
Honeywell Aerospace Inc.
Honeywell Aerospace Inc., which was originally formed in the State of Delaware on June 6, 2025 as a limited liability company under the name Honeywell Aerospace LLC and subsequently converted into a corporation on February 6, 2026 (the “Corporation”), hereby certifies that this Second Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Corporation’s certificate of incorporation was amended and restated on June 9, 2026. This Second Amended and Restated Certificate of Incorporation hereby amends, restates and integrates the provisions of the Corporation’s amended and restated certificate of incorporation. The Corporation certifies as follows:
1.This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, and by the written consent of the Company’s sole stockholder in accordance with Section 228 of the General Corporation Law of the State of Delaware, and shall become effective as of 12:01 a.m., New York City time, on June 29, 2026.
2.The text of the amended and restated certificate of incorporation as heretofore amended is hereby restated to read in its entirety as follows:
FIRST: The name of the corporation is Honeywell Aerospace Inc.
SECOND: The address of the registered office of the corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The name of its registered agent at that address is Corporation Service Company.
THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).
FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 1,040,000,000 shares, of which 1,000,000,000 shares shall be common stock, par value $0.01 per share (“Common Stock”), and 40,000,000 shares shall be preferred stock, par value $0.01 per share (“Preferred Stock”).
FIFTH:
(1) From time to time the corporation may issue and may sell its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money’s worth of property or services, or for such other considerations, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors of the corporation (the “Board of Directors,” and each member of the Board of Directors, a “Director”); and all shares so issued shall be fully paid and nonassessable.
(2) No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the corporation.
(3) Each holder of record of the Common Stock of the corporation shall be entitled to one vote for every share of Common Stock standing in its name on the books of the corporation on each matter properly submitted to the stockholders of the corporation on which the holders of shares of Common Stock are entitled to vote.
(4) The corporation may issue Preferred Stock from time to time in one or more series as the Board of Directors may establish by the adoption of a resolution or resolutions relating thereto, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors. The Board of Directors is further authorized to increase (but not above the total number of authorized shares) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series of Preferred Stock, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, stated in this Second Amended and Restated Certificate of Incorporation (as may be further amended from time to time, this “Certificate of Incorporation”) or the resolution or resolutions of the Board of Directors originally fixing the number of shares of such series.
SIXTH: The duration of the corporation is to be perpetual.
SEVENTH:
(1) The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. The number of Directors of the corporation shall be determined from time to time in the manner described in the By-laws of the corporation (as may be amended from time to time, the “By-laws”). The Directors, other than those who may be elected by the holders of Preferred Stock pursuant to this Certificate of Incorporation, shall be elected by the holders of the then outstanding shares of capital stock of the corporation entitled to vote generally in the election of Directors (the “Voting Stock”), voting together as a single class. No Director need be a stockholder.
(2) Except as otherwise provided pursuant to this Certificate of Incorporation relating to the rights of certain holders of Preferred Stock to elect Directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office until the annual meeting of stockholders at which the Director’s full term of office expires, and until such Director’s successor shall have been elected and qualified or until such Director’s earlier death, resignation, disqualification or removal. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.
EIGHTH:
(1) Except for those Directors, if any, elected by the holders of Preferred Stock pursuant to this Certificate of Incorporation, the Board of Directors shall be classified initially into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of Directors constituting the entire Board of Directors and the allocation of Directors among the three classes shall be determined by the Board of Directors.
(2) Except for the terms of such additional Directors, if any, elected by the holders of Preferred Stock pursuant to this Certificate of Incorporation, the initial Class I Directors shall serve for a term expiring at the 2027 annual meeting of stockholders, at which meeting the Class I Directors shall be elected to a term expiring at the 2030 annual meeting of stockholders; the initial Class II Directors shall serve for a term expiring at the 2028 annual meeting of stockholders, at which meeting the Class II Directors shall be elected to a term expiring at the 2030 annual meeting of stockholders; and the initial Class III Directors shall serve for a term expiring at the 2029 annual meeting of stockholders. Commencing with the 2028 annual meeting until the Board of Directors is no longer classified, directors elected to succeed those directors whose terms then expire will be elected for a term of office to expire at the 2030 annual meeting. Each Director in each class shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. If the number of Directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Directors in each class to be as nearly equal as possible. From and including the 2030 annual meeting of stockholders, the Board of Directors shall no longer be classified, and each Director shall be elected to serve a term expiring at the next annual meeting of stockholders following the Director’s election. Notwithstanding the expiration of the term of a Director, the Director shall continue to hold office until a successor shall be elected and qualified or until his or her earlier death, resignation, disqualification or removal.
(3) Subject to the rights of certain holders of Preferred Stock to elect Directors under circumstances specified in this Certificate of Incorporation, until the 2030 annual meeting of stockholders, Directors may be removed from office only for cause and only by the affirmative vote of the holders of at least 66 2/3% of the outstanding Voting Stock, voting together as a single class; and from and including the 2030 annual meeting of stockholders, Directors may be removed from office, with or without cause, only by the affirmative vote of the holders of a majority of the outstanding Voting Stock, voting together as a single class.
NINTH:

(1) The By-laws may contain provisions, not inconsistent with law or this Certificate of Incorporation, relating to the management of the business of the corporation, the regulation of its affairs, the transfer of its stock, the qualifications, compensation and powers and duties of its Directors and the time and place and the manner of calling the meetings of its stockholders and Directors.
(2) The Board of Directors may from time to time fix, determine and vary the amount of the working capital of the corporation, may determine what part, if any, (i) of its surplus or (ii) in case there shall be no such surplus, of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year shall be declared as dividends and paid to the stockholders, may determine the time or times for the declaration and payment of dividends, the amount thereof and whether they are to be in cash, property or shares of the capital stock of the corporation and may direct and determine the use and disposition of any surplus over and above the capital of the corporation.
(3) The Board of Directors may from time to time amend, supplement, alter, change or repeal or adopt any provision of the By-laws; provided, however, that the stockholders may amend, supplement, alter, change or repeal any By-law adopted by the Board of Directors. The affirmative vote of the holders of a majority of the Voting Stock shall be required for stockholders to amend, supplement, alter, change or repeal, or to adopt, any By-law; provided, that notwithstanding anything in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), until the 2030 annual meeting of stockholders, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock shall be required to amend, supplement, alter, change or repeal, or to adopt any By-law inconsistent with, Section 3 of Article II, Section 2(a) of Article III, Section 12 of Article III and Article XI of the By-laws.
(4) The Board of Directors shall, except as otherwise provided by law, this Certificate of Incorporation or the By-laws, exercise the powers of the corporation.
(5) Pursuant to the By-laws, an Executive Committee and/or one or more other committees may be appointed from among the Directors or otherwise, to which may be delegated any of or all the powers and duties of the Board of Directors, to the full extent permitted by law.
(6) Except as otherwise required by law and subject to the rights of the holders of the Preferred Stock pursuant to the provisions of this Certificate of Incorporation, special meetings of stockholders may be called only by (i) the Chief Executive Officer, (ii) the Board of Directors pursuant to a resolution approved by a majority of the then authorized number of Directors of the corporation (as determined in accordance with the By-laws), or (iii) from and including the 2030 annual meeting of stockholders, the Secretary upon the written request of holders Owning (as such term is defined in the By-laws) not less than 15% of the outstanding shares of the corporation’s Common Stock as of the Ownership Record Date (as such term is defined in the By-laws), filed with the Secretary of the corporation and otherwise in accordance with the By-laws. Whether the requesting holders have complied with the requirements of this Article and the By-laws shall be determined in good faith by the Board, which determination shall be conclusive and binding on the corporation and the stockholders.

(7) No contract or other transaction of the corporation shall be void, voidable, fraudulent or otherwise invalidated, impaired or affected, in any respect, by reason of the fact that any one or more of the officers, Directors or stockholders of the corporation shall individually be party or parties thereto or otherwise interested therein, or shall be officers, directors or stockholders of any other corporation or corporations which shall be party or parties thereto or otherwise interested therein; provided that such contract or other transactions be duly authorized or ratified by the Board of Directors or Executive Committee, with the assenting vote of a majority of the disinterested Directors or Executive Committee members then present, or, if only one such member is present, with his or her assenting vote.
TENTH: No stockholder action may be taken except at an annual or special meeting of stockholders of the corporation, and stockholders may not take any action by written consent in lieu of a meeting.
ELEVENTH: Unless required by law or determined by the chair of such meeting to be advisable, the vote on any question need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or his or her proxy if there be such proxy, and shall state the number of shares voted by such stockholder or proxy.
TWELFTH:
(1) Elimination of Certain Liability of Directors and Officers. A Director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director or officer, except for liability (i) for any breach of the Director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to any Director, under Section 174 of the DGCL, (iv) for any transaction from which the Director or officer derived an improper personal benefit, or (v) with respect to any officer, in any action by or in the right of the corporation. If the DGCL is amended after approval by the stockholders of this Article Twelve to authorize corporate action further eliminating or limiting the personal liability of Directors or officers, then the liability of Directors or officers, as applicable, of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Article Twelve by the stockholders of the corporation shall not adversely affect any right or protection of a Director or officer of the corporation existing at the time of such repeal or modification.
(2) Indemnification and Insurance.
(A)Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (hereinafter, an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof with respect to proceedings to enforce rights to indemnification, the corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise, and, provided further, that an advancement of expenses incurred by an employee other than a Director or officer in advance of the final disposition of a proceeding shall be made, unless otherwise determined by the Board of Directors, only upon delivery to the corporation of an undertaking by or on behalf of such employee to the same effect as any undertaking required to be delivered by a Director or officer.
(B)Right of Indemnitee to Bring Suit. If a claim under paragraph (A) of this Section is not paid in full by the corporation within sixty days after a written claim has been received by the corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in the DGCL. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section or otherwise shall be on the corporation.
(C)Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested Directors or otherwise.
(D)Insurance. The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
(E)Indemnification of Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any agent of the corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of Directors, officers and employees of the corporation.
THIRTEENTH: The corporation reserves the right to amend, supplement, alter, change or repeal or adopt any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. The affirmative vote of the holders of a majority of the Voting Stock shall be required for stockholders to amend, supplement, alter, change or repeal, or to adopt, any provision of this Certificate of Incorporation; provided, that notwithstanding anything in this Certificate of Incorporation to the contrary (and in addition to any vote required by law), until the 2030 annual meeting of stockholders, the affirmative vote of the holders of at least 66 2/3% of the Voting Stock shall be required to amend, supplement, alter, change or repeal, or to adopt any provision of this Certificate of Incorporation inconsistent with, Article Seven, Article Eight, Section 3 of Article Nine, Section 6 of Article Nine and this Article Thirteen.
FOURTEENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each Article, Section, paragraph or subparagraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby.
* * * * *

[Signature appears on next page]

IN WITNESS WHEREOF, the undersigned has duly executed this Second Amended and Restated Certificate of Incorporation as of June 26, 2026.

HONEYWELL AEROSPACE INC.

By:	/s/ Jake Wasserman
Name: Jake Wasserman
Title: Secretary